                                                                    Exhibit 99.3



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                         CENTURY BUSINESS SERVICES, INC.
                                       AND
                              CBSI MANAGEMENT, INC.


                                       AND


                           AVALON NATIONAL CORPORATION

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I             PURCHASE AND SALE OF THE SHARES.............................................................1
-----------------------------------------------------

         SECTION 1.1.        PURCHASE OF THE SHARES FROM SELLER...................................................1
         ------------        -----------------------------------
         SECTION 1.2.        PURCHASE PRICE FOR THE SHARES........................................................1
         ------------        ------------------------------
         SECTION 1.3.        CLOSING..............................................................................2
         ------------        --------

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................2
-----------------------------------------------------------------

         SECTION 2.1.        ORGANIZATION AND AUTHORITY...........................................................2
         ------------        ---------------------------
         SECTION 2.2.        AUTHORIZATION........................................................................2
         ------------        --------------
         SECTION 2.3.        LITIGATION...........................................................................3
         ------------        -----------
         SECTION 2.4.        BROKERS AND FINDERS..................................................................3
         ------------        --------------------
         SECTION 2.5.        ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE....................3
         ------------        ------------------------------------------------------------------

ARTICLE III           REPRESENTATIONS OF SELLER AND CBIZ REGARDING  SELLER, CBIZ AND THE SHARES...................3
-----------------------------------------------------------------------------------------------

         SECTION 3.1.        ORGANIZATION AND AUTHORITY...........................................................3
         ------------        ---------------------------
         SECTION 3.2.        AUTHORIZATION........................................................................4
         ------------        --------------
         SECTION 3.3.        TITLE AND POWER TO SELL..............................................................5
         ------------        ------------------------
         SECTION 3.4.        LITIGATION...........................................................................5
         ------------        -----------
         SECTION 3.5.        BROKERS AND FINDERS..................................................................5
         ------------        --------------------

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SELLER AND CBIZ  WITH RESPECT TO THE COMPANY..............6
----------------------------------------------------------------------------------------------------

         SECTION 4.1.        ORGANIZATION AND AUTHORITY...........................................................6
         ------------        ---------------------------
         SECTION 4.2.        COMPANY SUBSIDIARIES.................................................................7
         ------------        ---------------------
         SECTION 4.3.        CAPITALIZATION OF THE COMPANY AND THE COMPANY SUBSIDIARIES...........................7
         ------------        -----------------------------------------------------------
         SECTION 4.4.        COMPANY FINANCIAL STATEMENTS.........................................................8
         ------------        -----------------------------
         SECTION 4.5.        PROPERTIES...........................................................................8
         ------------        -----------
         SECTION 4.6.        TAXES................................................................................9
         ------------        ------
         SECTION 4.7.        EMPLOYEES AND AGENTS................................................................11
         ------------        ---------------------
         SECTION 4.8.        CONTRACTS...........................................................................12
         ------------        ----------
         SECTION 4.9.        LITIGATION AND OTHER PROCEEDINGS....................................................12
         ------------        ---------------------------------
         SECTION 4.10.       ABSENCE OF UNDISCLOSED LIABILITIES..................................................13
         -------------       -----------------------------------
         SECTION 4.11.       DIVIDENDS...........................................................................13
         -------------       ----------
         SECTION 4.12.       INSURANCE COVERAGE..................................................................13
         -------------       -------------------
         SECTION 4.13.       BOOKS AND RECORDS...................................................................13
         -------------       ------------------
         SECTION 4.14.       AGREEMENTS WITH AFFILIATES..........................................................13
         -------------       ---------------------------
         SECTION 4.15.       RESERVES............................................................................14
         -------------       ---------
         SECTION 4.16.       ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE...................14
         -------------       ------------------------------------------------------------------

ARTICLE V             ADDITIONAL COVENANTS AND AGREEMENTS........................................................14
---------------------------------------------------------


         SECTION 5.1.        CONDUCT PRIOR TO CLOSING............................................................14
         ------------        -------------------------
         SECTION 5.2.        CONSENTS AND APPROVALS..............................................................16
         ------------        -----------------------
         SECTION 5.3.        COVENANT NOT TO NEGOTIATE SALE OF THE COMPANY AND THE COMPANY SUBSIDIARIES..........16
         ------------        ---------------------------------------------------------------------------
         SECTION 5.4.        SETTLEMENT OF INTERCOMPANY ACCOUNTS.................................................17
         ------------        ------------------------------------
         SECTION 5.5.        NO DIVIDENDS OR DISTRIBUTIONS.......................................................17
         ------------        ------------------------------
         SECTION 5.6.        EXPENSES............................................................................17
         ------------        ---------
         SECTION 5.7.        ST. JAMES TRANSFER..................................................................17
         ------------        -------------------
         SECTION 5.8.        PUBLIC ANNOUNCEMENTS................................................................17
         ------------        ---------------------
         SECTION 5.9.        CONFIDENTIALITY.....................................................................17
         ------------        ----------------
         SECTION 5.10.       EMPLOYEE STAND STILL BONUSES........................................................18
         -------------       -----------------------------
         SECTION 5.11.       HSR FILING..........................................................................18
         -------------       -----------

ARTICLE VI            TAX MATTERS................................................................................18
---------------------------------

         SECTION 6.1.        PAYMENTS IN RESPECT OF TAXES AND TAX RETURNS FOR STUB PERIOD PRIOR TO AND
         ------------        -------------------------------------------------------------------------
                             INCLUDING THE CLOSING DATE..........................................................18
                             ---------------------------
         SECTION 6.2.        MUTUAL COOPERATION..................................................................20
         ------------        -------------------

ARTICLE VII           CONDITIONS TO CLOSING......................................................................20
-------------------------------------------

         SECTION 7.1.        GENERAL CONDITIONS..................................................................20
         ------------        -------------------
         SECTION 7.2.        CONDITIONS TO OBLIGATIONS OF PURCHASER..............................................21
         ------------        ---------------------------------------
         SECTION 7.3.        CONDITIONS TO OBLIGATIONS OF CBIZ AND SELLER........................................21
         ------------        ---------------------------------------------

ARTICLE VIII          INDEMNIFICATION............................................................................22
-------------------------------------

         SECTION 8.1.        DEFINITIONS.........................................................................22
         ------------        ------------
         SECTION 8.2.        TAX INDEMNIFICATION.................................................................23
         ------------        --------------------
         SECTION 8.3.        GENERAL INDEMNIFICATION.............................................................24
         ------------        ------------------------
         SECTION 8.4.        METHOD OF ASSERTING CLAIMS..........................................................25
         ------------        ---------------------------
         SECTION 8.5.        SUBROGATION.........................................................................28
         ------------        ------------
         SECTION 8.6.        TAX TREATMENT OF PAYMENTS...........................................................28
         ------------        --------------------------
         SECTION 8.7.        LIMITATIONS ON INDEMNIFICATION OBLIGATIONS..........................................28
         ------------        -------------------------------------------

ARTICLE IX            TERMINATION................................................................................29
---------------------------------

         SECTION 9.1.        TERMINATION.........................................................................29
         ------------        ------------
         SECTION 9.2.        EFFECT OF TERMINATION...............................................................29
         ------------        ----------------------

ARTICLE X             GENERAL PROVISIONS.........................................................................29
----------------------------------------

         SECTION 10.1.       CERTAIN DEFINITIONS.................................................................29
         -------------       --------------------
         SECTION 10.2.       FURTHER ASSURANCES..................................................................30
         -------------       -------------------
         SECTION 10.3.       TIME LIMITATIONS....................................................................30
         -------------       -----------------
         SECTION 10.4.       NOTICES.............................................................................31
         -------------       --------
         SECTION 10.5.       NO THIRD PARTY BENEFICIARIES........................................................32
         -------------       -----------------------------
         SECTION 10.6.       SUCCESSORS AND ASSIGNS..............................................................32
         -------------       -----------------------


         SECTION 10.7.       ENTIRE AGREEMENT....................................................................32
         -------------       -----------------
         SECTION 10.8.       AMENDMENT...........................................................................33
         -------------       ----------
         SECTION 10.9.       WAIVER..............................................................................33
         -------------       -------
         SECTION 10.10.      SEVERABILITY........................................................................33
         --------------      -------------
         SECTION 10.11.      ARTICLE AND SECTION HEADINGS, CONSTRUCTION..........................................33
         --------------      -------------------------------------------
         SECTION 10.12.      GOVERNING LAW.......................................................................33
         --------------      --------------
         SECTION 10.13.      COUNTERPARTS........................................................................33
         --------------      -------------

                                    SCHEDULES
                                    ---------

         Schedule 4.2          OWNERSHIP OF COMPANY SUBSIDIARIES
                               ---------------------------------
         Schedule 4.6          TAXES
                               -----
         Schedule 4.7(A)       EMPLOYEE BENEFITS
                               -----------------
         Schedule 4.7(B)       EMPLOYMENT CONTRACTS
                               --------------------
         Schedule 4.8          CONTRACTS AND CONSENTS
                               ----------------------
         Schedule 4.9          LITIGATION
                               ----------
         Schedule 4.12A        INSURANCE COVERAGE MAINTAINED BY CBIZ AND SELLER
                               ------------------------------------------------
         Schedule 4.12B        INSURANCE COVERAGE MAINTAINED BY THE COMPANY
                               --------------------------------------------
         Schedule 4.14         AGREEMENTS WITH AFFILIATES
                               --------------------------
         Schedule 8.3          ADDITIONAL INDEMNIFICATION MATTERS
                               ----------------------------------

                              INDEX TO DEFINITIONS
                              --------------------

                      Term                                 Section Reference

Affiliate                                         Section 10.1(A)
Agreement                                         Introductory Paragraph
AIA                                               Recital B
CBIZ                                              Introductory Paragraph
CHIC                                              Recital B
Claim Notice                                      Section 8.1(A)
Closing Date                                      Section 1.3
Closing                                           Section 1.1
Code                                              Section 4.7(A)
Company Subsidiary                                Recital B
Company                                           Recital A
Compromise Notice                                 Section 8.1(B)
Consolidated Financial Statements                 Section 4.4
Contract                                          Section 4.8
Control                                           Section 10.1(A)
CSC Agency                                        Recital B
Damages                                           Section 8.1(C)
ERISA Plans                                       Section 4.7(A)
ERISA                                             Section 4.7(A)
Evergreen                                         Recital B
Expenses                                          Section 8.1(D)
GAAP                                              Section 4.4
Indemnifiable Claim                               Section 8.1(E)
Indemnifiable Losses                              Section 8.1(F)
Indemnified Party                                 Section 8.1(G)
Indemnifying Party                                Section 8.1(H)
Indemnity Notice                                  Section 8.4(F)
Knowledge                                         Section 10.1(B)
Lease                                             Section 4.5(B)
March 31, 2000 Balance Sheet                      Section 4.4
NEWCO                                             Section 10.6
Notice Period                                     Section 8.4(B)
Pension Plan                                      Section 4.7(A)
Person                                            Section 10.1(C)
Plans                                             Section 4.7(A)
Purchase Price                                    Section 1.2
Purchaser                                         Introductory Paragraph
Purchaser's Regulatory Filings                    Section 2.2(C)
Reportable Event                                  Section 4.7(A)
Seller                                            Introductory Paragraph
Settlement Sum                                    Section 8.1(I)
Shares                                            Recital A

Stand Still Bonuses                               Section 5.10
Subsidiary                                        Section 4.2
Tax Claim                                         Section 8.2(C)
Tax Returns                                       Section 4.6(D)
Taxes                                             Section 4.6(C)
Third Party Claim                                 Section 8.1(J)

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         This Stock Purchase Agreement (the "Agreement") is made as of the 26th day of June, 2000 by and among Century Business Services, Inc., a Delaware corporation ("CBIZ"), CBSI Management, Inc., an Ohio corporation ("Seller") and Avalon National Corporation, an Ohio corporation ("Purchaser").

                                    RECITALS
                                    --------

         A. CBIZ owns all of the issued and outstanding capital stock of Seller, and Seller owns all of the issued and outstanding capital stock (the "Shares") of Century Surety Company, an Ohio domiciled property and casualty insurance corporation (the "Company").

         B. The Company owns all of the issued and outstanding capital stock of Evergreen National Indemnity Company, an Ohio domiciled property and casualty insurance corporation ("Evergreen"), Continental Heritage Insurance Company, an Ohio domiciled property and casualty insurance corporation ("CHIC") (except as disclosed on SCHEDULE 4.2), American Inspection and Audit Services, Inc., an Ohio corporation ("AIA"), and CSC Insurance Agency, Inc., an Ohio corporation ("CSC Agency") (Evergreen, CHIC, AIA and CSC Agency hereinafter sometimes collectively referred to as the "Company Subsidiaries" and each individually referred to as a "Company Subsidiary").

         C. Purchaser desires to purchase, and Seller desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF THE SHARES

SECTION 1.1. PURCHASE OF THE SHARES FROM SELLER. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the Shares, free and clear of any claims, liens, restrictions on transfer or encumbrances with respect thereto. At the Closing, Seller shall deliver to Purchaser certificates evidencing the Shares owned by it duly endorsed in blank or with stock powers duly executed in proper form for transfer.

SECTION 1.2. PURCHASE PRICE FOR THE SHARES. The purchase price to be paid by Purchaser to Seller for the Shares shall be Thirty One Million Dollars ($31,000,000.00) (the "Purchase

Price"). The Purchase Price shall be payable at the Closing by wire transfer of immediately available funds to an account designated in writing not less than two (2) business days prior to the Closing Date by Seller.

SECTION 1.3. CLOSING. The Closing shall take place at the offices of Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio at 10:00 a.m. two (2) business days after all of the conditions precedent set forth in Article VII hereof are satisfied or waived, or at such other place, time or date as may be mutually agreed upon in writing by the parties (the "Closing Date").

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to CBIZ and Seller that the representations and warranties contained in this Article II are true and complete on the date of this Agreement and will be true and complete as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Acknowledging that CBIZ and Seller will be relying upon such representations and warranties in connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to CBIZ and Seller as follows:

SECTION 2.1. ORGANIZATION AND AUTHORITY.Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted, to purchase the Shares and to enter into and carry out the transactions contemplated by this Agreement. Purchaser has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of Purchaser and its subsidiaries taken as a whole.

SECTION 2.2.      AUTHORIZATION.

         (A) This Agreement has been duly authorized, executed and delivered by Purchaser, and no further corporate proceedings on the part of Purchaser are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         (B) Neither the execution, delivery and performance of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (1) the Articles of Incorporation or Code of Regulations of Purchaser; (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser may be bound, or to which the properties or assets of Purchaser may be subject; or (3) except for the filings, approvals and notices referenced in Section 2.2(C), any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or to the properties or assets of Purchaser.

(C) Except for (1) filings with the Ohio Department of Insurance and (2) pre-acquisition filings that may be required to be filed with various of the state insurance regulators of the jurisdictions in which the Company, Evergreen and CHIC are licensed to do business (collectively, "Purchaser's Regulatory Filings"), no filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

SECTION 2.3. LITIGATION. There is no action, suit or proceeding pending against, or to the Knowledge of Purchaser threatened against or affecting, Purchaser or any Affiliate of Purchaser or any of their respective properties before any court or arbitrator or any governmental authority, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

SECTION 2.4. BROKERS AND FINDERS. Neither Purchaser nor its officers, agents or other representatives have incurred any obligation, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

SECTION 2.5. ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE. The representations and warranties of Purchaser set forth in this Agreement, and in any certification delivered pursuant hereto, do not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                  REPRESENTATIONS OF SELLER AND CBIZ REGARDING
                           SELLER, CBIZ AND THE SHARES

         Seller and CBIZ represent and warrant to Purchaser that the representations and warranties contained in this Article III are true and complete on the date of this Agreement and will be true and complete as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Acknowledging that Purchaser will be relying upon such representations and warranties in connection with the transactions contemplated hereby, Seller and CBIZ hereby represent and warrant to Purchaser as follows:

SECTION 3.1.      ORGANIZATION AND AUTHORITY.

         (A) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power, right and authority to own its properties and assets, including but not limited to the Shares of the

                  Company, and to carry on its business as it is now being conducted, and to enter into and carry out its obligations under this Agreement. Seller has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of Seller and its subsidiaries taken as a whole.

         (B) CBIZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, right and authority to own its properties and assets, to carry on its business as it is now being conducted, and to enter into and carry out its obligations under this Agreement. CBIZ has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of CBIZ and its subsidiaries taken as a whole.

SECTION 3.2.      AUTHORIZATION.

         (A) This Agreement has been duly authorized, executed and delivered by Seller and no further corporate proceedings on the part of Seller are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         (B) This Agreement has been duly authorized, executed and delivered by CBIZ and no further corporate proceedings on the part of CBIZ are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of CBIZ, enforceable against CBIZ in accordance with its terms.

         (C) Neither the execution, delivery and performance of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller, the Company or any Company Subsidiary under any of the terms, conditions or provisions of
                  (1) the Articles of Incorporation and Code of Regulations of Seller, the Company, or any Company Subsidiary; (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or to the Knowledge of Seller, to which the Company or any Company Subsidiary is a party or by which Seller may be bound, or to the Knowledge of Seller, by which the Company or any Company Subsidiary may be bound, or to which the properties or assets of Seller may be subject, or to the Knowledge of Seller, to which the properties or assets of the Company or any Company Subsidiary may be subject; or (3) except for the filings, approvals and notices referenced in
                  Section 3.2(E), any judgment, ruling,
                  order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Company or any Company Subsidiary, or to the properties or assets of Seller, the Company, or any Company Subsidiary.

         (D) Neither the execution, delivery and performance of this Agreement by CBIZ, nor the consummation of the transactions contemplated hereby, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CBIZ under any of the terms, conditions or provisions of (1) the Articles of Incorporation and Code of Regulations of CBIZ; or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CBIZ is a party or by which CBIZ may be bound, or to which the properties or assets of CBIZ may be subject; or (3) any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to CBIZ, or to the properties or assets of CBIZ.

         (E) Except for Purchaser's Regulatory Filings, no filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Seller or CBIZ of the transactions contemplated by this Agreement.

SECTION 3.3. TITLE AND POWER TO SELL. At the Closing, Seller will have good title to the Shares which are to be transferred to Purchaser by Seller pursuant hereto, free and clear of any adverse claims, liens, proxies, voting trusts, restrictions on transfer or encumbrances with respect thereto. The Shares are validly issued, fully paid and nonassessable. Seller has the full corporate power, right and authority to transfer, convey and sell the Shares to Purchaser at the Closing. The certificates representing the Shares do not contain any restrictive legend or reference to any agreement, except for a legend concerning the status of the Shares under the Securities Act of 1933, as amended, and under any applicable state securities laws.

SECTION 3.4. LITIGATION. There is no action, suit or proceeding pending against, or to the Knowledge of CBIZ or Seller threatened against or affecting, CBIZ, Seller or any Affiliate of CBIZ or Seller or any of their respective properties before any court or arbitrator or any governmental authority, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

SECTION 3.5. BROKERS AND FINDERS. None of CBIZ, Seller, the Company nor any Company Subsidiary, nor any of their respective officers, agents or other representatives, have incurred any obligation, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SELLER AND CBIZ
                           WITH RESPECT TO THE COMPANY

         Seller and CBIZ jointly and severally represent and warrant to Purchaser that the representations and warranties contained in this Article IV are true and complete on the date of this Agreement and will be true and complete as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Any information contained in one or more schedules attached to this Agreement shall be deemed disclosed on, and a part of any other schedule attached to this Agreement to the extent such information is required to be disclosed on such other schedule. Acknowledging that Purchaser will be relying upon such representations and warranties in connection with the transactions contemplated by this Agreement, Seller and CBIZ hereby jointly and severally represent and warrant to Purchaser as follows:

SECTION 4.1.      ORGANIZATION AND AUTHORITY.

         (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has the full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted in all respects material to the financial condition or business of the Company. The Company has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of the Company. The Company is not required to qualify to do business in any state or foreign jurisdiction where not already so qualified except where a failure to so qualify would not have a material adverse effect on the financial condition or business of the Company. The Company has all necessary governmental authorizations to own or lease its properties and assets, to underwrite insurance and to otherwise carry on its business as now being conducted.

         (B) Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Company Subsidiaries has the full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted in all respects material to its financial condition or business. Each Company Subsidiary has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to its financial condition or business. No Company Subsidiary is required to qualify to do business in any state or foreign jurisdiction where not already so qualified except where a failure to so qualify would not have a material adverse effect on the financial condition or business of such Company Subsidiary. Each Company Subsidiary has all necessary governmental authorizations to own or lease its properties and assets and (in the case of Evergreen and CHIC) to underwrite insurance, and to otherwise carry on its business as now being conducted.

SECTION 4.2. COMPANY SUBSIDIARIES. Except as otherwise disclosed on Schedule 4.2, the Company beneficially and of record owns all the shares of the outstanding capital stock of each of the Company Subsidiaries, which will constitute the only Subsidiaries of the Company as of the Closing Date. As used in this Agreement, a "Subsidiary" shall mean any trust, joint venture, corporation, limited liability company, partnership or other entity or association of which the Company directly or indirectly owns at least 10% of the capital stock or other equity interest.

SECTION 4.3.      CAPITALIZATION OF THE COMPANY AND THE COMPANY SUBSIDIARIES.

         (A) The authorized capital stock of the Company consists of 500 shares of common stock, $10,000.00 par value, of which 300 are issued and outstanding and owned by Seller and constitute the Shares. The Company holds no shares of common stock in its treasury. There are no other shares of capital stock or other equity securities of the Company outstanding and no outstanding options, warrants, scrips, rights to subscribe to, proxies, voting trusts, puts, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of the Company. All of the Shares are validly issued, fully paid and nonassessable and owned by Seller free and clear of any adverse claim, lien, proxies, voting trusts, restrictions on transfer or encumbrance thereto, and neither Seller nor the Company has any liability to any former holder of any shares of capital stock of the Company or to any other Person or governmental authority relating to the purchase, sale, redemption, retirement or cancellation thereof.

         (B) The authorized capital stock of Evergreen consists of 10,000 shares of common stock, $500.00 par value, of which 6,000 are issued and outstanding and owned by the Company. The authorized capital stock of CHIC consists of 1,000,000 shares of common stock, $7.00 par value, of which 221,786 are issued and outstanding and, except as disclosed on SCHEDULE 4.2, are owned by the Company. The authorized capital stock of AIA consists of 750 shares of common stock, no par value, of which 100 are issued and outstanding and owned by the Company. The authorized capital stock of CSC Agency consists of 750 shares of common stock, no par value, of which 400 are issued and outstanding and owned by the Company. The Company is the sole shareholder of each Company Subsidiary and no Person other than the Company has any legal or beneficial right to or in any of the capital stock of any Company Subsidiary, except as is otherwise disclosed on SCHEDULE 4.2. Without limiting the generality of the foregoing, except as is otherwise disclosed on SCHEDULE 4.2, to the Knowledge of Seller and CBIZ, there are (1) no shares of capital stock or other equity securities of any Company Subsidiary outstanding, other than those owned by the Company; and (2) no outstanding options, warrants, scrips, rights to subscribe to, proxies, voting trusts, puts, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of any Company Subsidiary. To the Knowledge of Seller and CBIZ, all of the shares of capital stock of each Company Subsidiary are validly issued, fully paid and nonassessable and owned by the Company free and clear of any adverse claim, lien, proxies, voting trusts, restrictions on transfer or encumbrance thereto, and none of CBIZ or Seller, or to the Knowledge of Seller and CBIZ, the Company or any Company Subsidiary, has any liability to any former holder of any shares of capital stock of any Company Subsidiary or to any other person or governmental authority relating to the purchase, sale, redemption, retirement or cancellation thereof.

SECTION 4.4. COMPANY FINANCIAL STATEMENTS. The consolidated balance sheets of the Company as of December 31, 1999, December 31, 1998, and December 31, 1997, the related consolidated income statements, statements of shareholders' equity and statements of cash flow for the years ended December 31, 1999, December 31, 1998, and December 31, 1997, and the consolidated balance sheet of the Company as of March 31, 2000 (the "March 31, 2000 Balance Sheet") and the related consolidated income statement, statement of shareholders' equity and statement of cash flow for the three-month period then ended (collectively, the "Consolidated Financial Statements") have been prepared on a basis consistent with generally accepted accounting principles consistently applied ("GAAP") and fairly present the consolidated financial position and results of operations of the Company and the Company Subsidiaries as of the dates thereof and for the periods covered thereby. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, have been made, subject to year-end adjustments none of which, individually or in the aggregate, will be material.

SECTION 4.5.      PROPERTIES.

         (A) Except (1) as may be reflected in the Consolidated Financial Statements; (2) for any lien for current taxes not yet delinquent; and (3) for such other encumbrances and imperfections of title as do not materially affect the value of any individual item or parcel of personal property, the Company and the Company Subsidiaries have good and marketable title, free and clear of any liens, claims, charges, options or other encumbrances, to all of the personal property reflected in the Company Consolidated Financial Statements, and all personal property acquired since the respective dates of the Consolidated Financial Statements, except such personal property as has been disposed of in the ordinary course of business.

         (B) Since January 1, 2000, to the Knowledge of Seller and CBIZ, there has not occurred any event which would constitute a breach by the Company or any Company Subsidiary of, or default by the Company or any Company Subsidiary in, the performance of any covenant, agreement or condition contained in any real property lease to which the Company or any Company Subsidiary is a party (either as tenant or landlord) (each, a "Lease"), which breach or default would have a material adverse effect on the rights or obligations of the Company or any Company Subsidiary under any such Lease. To the Knowledge of Seller and CBIZ, no Lease is or will be terminable by any Person as a result of the consummation of the transactions contemplated by this Agreement.

SECTION 4.6.      TAXES.

         (A) Since October, 1996, the Company has been included in consolidated federal income Tax Returns filed by CBIZ.

         (B)      Except as set forth in SCHEDULE 4.6:

                  (1) All Tax Returns required to be filed by the Company or any Company Subsidiary and all Tax Returns of any consolidated, combined or unitary group which includes the Company or any Company Subsidiary are complete and accurate in all respects material to the financial condition or the business of the Company or any Company Subsidiary and have been timely filed, and the Taxes shown thereon as due to be paid or withheld have been paid or withheld.

                  (2) The statute of limitations for the assessment of federal income taxes of the Company and each Company Subsidiary has expired for each period through December 31, 1996.

                  (3) No deficiency or adjustment for any Taxes of the Company or any Company Subsidiary not yet paid has been proposed in writing to Seller or CBIZ or, to the Knowledge of Seller and CBIZ, assessed.

                  (4) All Taxes of the Company and of each Company Subsidiary required to be paid by the Company or such Company Subsidiary on all Tax Returns required to be filed have been paid and all such Taxes for the periods since the last Tax Returns were filed through the Closing Date for which Tax Returns are required to be filed in the future, and all other Taxes for periods through the Closing Date for which Tax Returns are not required to be filed, and all interest and penalties thereon, whether disputed or not, have been duly paid or reserved for in accordance with GAAP on the Consolidated Financial Statements through the dates thereof and thereafter reserved for on the books and records of the Company and the Company Subsidiaries, and neither the Company nor any Company Subsidiary has any liability for Taxes in excess of the amounts so paid or reserved for in accordance with GAAP on the Consolidated Financial Statements through the dates thereof and thereafter reserved for on the books and records of the Company and the Company Subsidiaries.

                  (5) All Taxes of the Company and the Company Subsidiaries for that portion of the current Tax year occurring prior to and including the Closing Date, whether or not they have become payable, have been (or at or prior to the Closing Date shall be) paid in full or adequately reserved for in accordance with GAAP, and to the extent liabilities for Taxes have been accrued but not become payable, they are adequately reflected in accordance with GAAP on the Consolidated Financial Statements through the dates thereof and thereafter on the books and records of the Company and the Company Subsidiaries.

                  (6) There are no federal, state or local Tax liens upon any property or assets of the Company or any Company Subsidiary other than liens for Taxes not yet due and payable.

                  (7) Neither the Company, any Company Subsidiary, nor any member of any consolidated, combined or unitary group which includes the Company or any Company Subsidiary, has any current or pending request for any extension of time within which to file any Tax Returns for which Tax Returns have not yet been filed with the taxing authority.

                  (8) Neither the Company, any Company Subsidiary nor any consolidated, combined or unitary group which includes the Company or any Company Subsidiary, has any pending or, to the Knowledge of Seller and CBIZ, proposed audit of any Tax Returns with respect to which either the Company or any Company Subsidiary has or would have any liability. No deficiencies for Taxes have been claimed, assessed or, to the Knowledge of Seller and CBIZ, proposed by any taxing authority against either the Company, any Company Subsidiary or any member of any consolidated, combined or unitary group which includes the Company or any Company Subsidiary with respect to which the Company or any Company Subsidiary would have any liability, and, to the Knowledge of Seller and CBIZ, there is no basis for any such deficiency or claim for which adequate reserves in accordance with GAAP have not been established on the Consolidated Financial Statements through the date thereof and thereafter on the books and records of the Company and the Company Subsidiaries.

         (C) For purposes of this Agreement "TAXES" shall mean all material taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatsoever (together with any interest, penalty, or addition to tax), including any obligation to contribute to the payment of a Tax determined upon a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company.

         (D) For purposes of this Agreement "TAX RETURNS" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state or local law relating to Taxes by, or including, the Company.

SECTION 4.7.      EMPLOYEES AND AGENTS.

         (A) SCHEDULE 4.7(A) sets forth a complete list of all pension plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by or with respect to any of the employees of the Company or any Company Subsidiary (each, a "Pension Plan"), all welfare plans, as defined in Section 3(1) of ERISA, maintained by or with respect to any of the employees of the Company or any Company Subsidiary (such welfare plans and the Pension Plans being hereinafter referred to as "ERISA Plans"), and all other incentive, fringe benefit, vacation, or leave plans, policies or arrangements maintained by the Company or any Company Subsidiary (collectively, the "Plans"). Except as set forth on
                  SCHEDULE 4.7(A), neither the Company nor any Company Subsidiary has, since January 1, 1997, maintained or contributed, or has been required to contribute, to any "multiemployer plan" as that term is defined at Section 4001(a)(3) of ERISA or incurred, or will incur with respect to any event occurring prior to the Closing Date, any liability under Sections 4062, 4063 or 4201 of ERISA. There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any Company Subsidiary relating to any Plan which would materially increase the expense of maintaining such Plan above the level of the expenses incurred in respect thereof for the fiscal year ended immediately prior to the Closing Date. There are no liens, material actions, suits or claims pending or, to the Knowledge of Seller and CBIZ, threatened against any of the Plans or the assets of any of the Plans. The Century Business Services, Inc. 401(k) Pension Plan is intended to be qualified under
                  Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and CBIZ and Seller have no reason to believe that such qualification will not be obtained; provided further, that in the event that such Plan is determined not to be so qualified, CBIZ and Seller shall take all steps which are reasonably necessary to correct the deficiencies which prevent such qualification, and shall bear all costs and expenses relating to such corrective action. Nothing has been done or omitted to be done with respect to any ERISA Plan that would result in any material liability on the part of the Company or the Company Subsidiary under Part 5 of Title I of ERISA or Section 4975 of the Code. No "reportable event" as defined in Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any Pension Plan subject to Title IV of ERISA. Except for continuation of health coverage to the extent required under Section 4980B of the Code, and except as otherwise set forth in SCHEDULE 4.7(A), there are no unfunded obligations under any ERISA Plan. There is no accumulated funding deficiency as defined in Section 302 of ERISA or
                  Section 412 of the Code with respect to any Pension Plan. Seller has made all quarterly contributions required under
                  Section 412(m) of the Code, and has made or will make prior to the Closing Date all payments and contributions (including insurance premiums) due and payable before the Closing Date to each ERISA Plan as required under the terms of such Plan and neither the Company nor any Company Subsidiary shall have any liability to any person after the Closing Date with respect to any such payment or contribution. With respect to each Pension Plan which is subject to Title IV of

                  ERISA, as of the Closing Date, the current fair market value of the Plan assets exceeds the present value of all benefit liabilities as defined in Section 4001(a)(16) of ERISA. Except as set forth on SCHEDULE 4.7(A), each ERISA Plan which CBIZ, Seller, the Company or any Company Subsidiary maintains with respect to employees of the Company or any Company Subsidiary has, since January 1, 1997, at all times been administered in material compliance with all applicable requirements of ERISA and the Code, including all reporting requirements with respect to the Internal Revenue Service, the U. S. Department of Labor and the Pension Benefit Guaranty Corporation, and including all disclosure requirements with respect to plan participants and beneficiaries. Except as set forth on
                  SCHEDULE 4.7(A), all returns on Forms 5500 required to be filed with respect to each ERISA Plan have been duly filed and complied in all material respects with the requirements of the Code and ERISA as of the dates so filed.

         (B) To the Knowledge of Seller and CBIZ, there are no employment, incentive, bonus, or other employee merit agreements or arrangements between the Company or any Company Subsidiary, on the one hand, and any current or former employee thereof, on the other, other than (1) Plans identified in SCHEDULE 4.7(A), or (2) contracts identified on SCHEDULE 4.7(B).

SECTION 4.8. CONTRACTS. Except as set forth on Schedule 4.8, to the Knowledge of Seller and CBIZ, in the case of any contract, agreement, option, instrument, commitment or understanding to which the Company or any Company Subsidiary is a party or to which it is subject (each, a "Contract"): (1) neither the Company nor any Company Subsidiary, nor any other party to a Contract, is in default thereunder, except for such defaults as have been cured or waived in writing by an appropriate party (provided that neither the Company nor any Company Subsidiary has waived any material default under any provision of any Contract which will not be terminated prior to the Closing Date) or such defaults which are not material to the financial condition or business of the Company or such Company Subsidiary; (2) all such Contracts, to the extent the same give rights to the Company or a Company Subsidiary, are enforceable by the Company or such Company Subsidiary in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws of general applicability affecting creditor's rights generally, and the effect of laws governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and neither CBIZ nor Seller has received written notice of any claim to the contrary; and (3) each Contract is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. To the Knowledge of Seller and CBIZ, except as provided in Schedule 4.8, no consent or other authorization from any Person (other than the Company or a Company Subsidiary) who is a party to any such Contract is required to consummate the transactions contemplated by this Agreement. CBIZ and Seller shall use all reasonable commercial efforts to obtain each consent and other authorization from any Person (other than the Company or any Company Subsidiary) who is a party to any such Contract if such consent or other authorization is required to consummate the transactions contemplated by this Agreement.

SECTION 4.9. LITIGATION AND OTHER PROCEEDINGS. Except as set forth on Schedule 4.9, to the Knowledge of Seller and CBIZ, there is no pending claim, action, suit, investigation or proceeding (A) that has been commenced by or against the Company or any Company Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any Company Subsidiary, other than policyholder claims brought in the ordinary course of business made under insurance policies issued by the Company or the Company Subsidiaries none of which (1) if determined adversely could reasonably be expected to have a material adverse effect on the Company or any Company Subsidiary or (2) involves claims of bad faith, extra-contractual claims, or claims giving rise to punitive damages (in each case, excluding any and all damages based on amounts recoverable under the terms of the applicable insurance policy); or (B) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To the Knowledge of CBIZ and Seller, no such claim, action, suit, investigation or proceeding has been threatened. To the Knowledge of CBIZ and Seller, no event has occurred or circumstance exists which is material to the financial condition or business of the Company or any Company Subsidiary that may give rise to or serve as a basis for the commencement of any such claim, action, suit, investigation or proceeding.

SECTION 4.10. ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of Seller and CBIZ, the Company and the Company Subsidiaries have no material obligations or liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), other than (A) those set forth or adequately provided for in the March 31, 2000 Balance Sheet or in the footnotes thereto that are of a nature required by GAAP to be set forth therein; (B) those incurred in the ordinary course of business since the date of the March 31, 2000 Balance Sheet and consistent with past practice (only if such obligations or liabilities do not arise out of, result from or relate to any breach of contract, breach of warranty, tort, infringement or violation of law); and (C) those incurred in connection with the execution of this Agreement.

SECTION 4.11. DIVIDENDS. The Company has not declared or paid any dividend or made any distribution to Seller since December 31, 1999.

SECTION 4.12. INSURANCE COVERAGE. Schedule 4.12A contains a complete and correct list of all insurance policies maintained by CBIZ, Seller or any Affiliate thereof which provide coverage for the Company, any Company Subsidiary, or their respective officers and directors. Schedule 4.12B contains a complete and correct list of all insurance policies maintained by the Company. Such policies are in full force and effect and all premiums which are due thereon have been paid. Each insurance policy listed on Schedule 4.12A as to the interests of the Company and the Company Subsidiaries will be canceled as of the Closing. None of the insurance policies listed on Schedule 4.12B will be canceled as of the Closing.

SECTION 4.13. BOOKS AND RECORDS. The books of account of the Company and each Company Subsidiary reflect all material items of income and expense and all material assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP.

SECTION 4.14. AGREEMENTS WITH AFFILIATES. Except as set forth in Schedule 4.14, neither the Company nor any Company Subsidiary is a party to or bound by any contract, commitment or understanding with CBIZ, Seller or any Affiliate of CBIZ or Seller, and no agreement with CBIZ or Seller or any such Affiliate of CBIZ or Seller which was previously in force has been terminated by the Company since January 1, 2000, except as expressly contemplated by this Agreement.

SECTION 4.15. RESERVES. CBIZ and Seller have provided to Purchaser the Company's independent actuary's opinion and analysis of the loss reserves of the Company, Evergreen and CHIC as of December 31, 1999.

SECTION 4.16. ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE. The representations and warranties of CBIZ and Seller set forth in this Agreement, and in any certification delivered pursuant hereto, do not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge that neither Seller nor CBIZ has made or is making any representation or warranty regarding the adequacy or amount of any loss reserves.

                                   ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 5.1.      CONDUCT PRIOR TO CLOSING.

         (A) Except as required or expressly permitted by this Agreement, during the period from the date hereof until the Closing Date, CBIZ and Seller shall not cause the Company or any Company Subsidiary to take any action intended to prevent any such party from: (1) carrying on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; (2) paying debts and Taxes when due subject to good faith disputes over such debts or Taxes; (3) paying or performing other obligations when due; and (4) using all reasonable efforts consistent with past practice and policies to (a) preserve intact its present business organizations; (b) keep available the services of its present officers and key employees; and (c) preserve its relationships with all insurance regulatory authorities, independent insurance agents, reinsurers, customers, suppliers, licensors, licensees and others having business dealings with it, such that its goodwill and ongoing businesses shall be unimpaired at the Closing; provided however, that Purchaser hereby acknowledges that Purchaser shall be solely responsible for any action taken by Roswell P. Ellis, Joseph E. LoConti, John
                  A. Marazza, Charles Hamm or any other officer or director of the Company or any Company Subsidiary (other than actions taken at the express direction of Seller or CBIZ) with respect to any of the foregoing.

         (B) Without limiting the generality of Section 5.1(A), except as expressly contemplated by this Agreement, CBIZ and Seller shall not take any action intended to cause the Company or any Company Subsidiary to do any of the following, without the prior written consent of Purchaser; provided however, that Purchaser hereby acknowledges that Purchaser shall be solely responsible for any action taken by Roswell P. Ellis, Joseph
                  E. LoConti, John A. Marazza, Charles

                  Hamm or any other officer or director of the Company or any Company Subsidiary (other than actions taken at the express direction of Seller or CBIZ) with respect to any of the following:

                  (1) amend its Articles of Incorporation or Code of Regulations;

                  (2) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock;

                  (3) enter into any Contract or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice;

                  (4) change the number of shares of its authorized or issued capital stock, or issue or grant any option, warrant, call, commitment, subscription, right of purchase or other agreement or arrangement of any kind or character relating to its capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock;

                  (5) sell, lease, license or otherwise dispose of or encumber any properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

                  (6) incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire debt securities or guarantee the debt securities of others;

                  (7) make any capital expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

                  (8) pay, discharge, satisfy, settle or compromise any amount in excess of $5,000 in any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than claims of or against insurance policyholders arising in the ordinary course of business consistent with past practice, and payment, discharge or satisfaction of liabilities reflected or reserved against in the Consolidated Financial Statements;

                  (9) terminate or waive any material right, other than in the ordinary course of business consistent with past practice;

                  (10) modify or readjust any insurance reserves of any kind or nature, other than in the ordinary course of business consistent with past practice;

                  (11) fail to continue in force through the Closing Date all policies, certificates or contracts of insurance covering the activities and assets of the Company, the Subsidiaries or their respective officers or directors thereof, with financially sound and reputable insurance companies in substantially the same character, amount and coverage as those in force on the date hereof;

                  (12) make or propose to make any material change in its investment, accounting, Tax or other practices in any respect from those in effect on December 31, 1999;

                  (13) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of directors, officers or employees;

                  (14) hire any new officer-level employee, pay any special bonus or special remuneration to any officer, employee or director, or increase the salaries or wage rates of employees other than pursuant to ordinary annual employee reviews consistent with past practice;

                  (15) revalue any of its assets, including writing off notice or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (16) enter into or agree to enter into any merger, consolidation, redomestication, reinsurance arrangement or any similar reorganization, arrangement or business combination; or

                  (17) agree to take (a) any of the actions described in Sections 5.1(B)(1) through (16) or (b) any action which would make any of the representations and warranties of CBIZ and Seller contained in this Agreement untrue or incomplete or could prevent CBIZ and Seller from performing their covenants and obligations hereunder.

SECTION 5.2. CONSENTS AND APPROVALS. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done all things necessary, proper or advisable under applicable law to consummate and make effective as expeditiously as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, CBIZ and Seller shall promptly furnish to Purchaser upon request all information which Purchaser reasonably deems to be necessary or proper to enable it to prepare and file Purchaser's Regulatory Filings.

SECTION 5.3. COVENANT NOT TO NEGOTIATE SALE OF THE COMPANY AND THE COMPANY SUBSIDIARIES. Until such time, if any, as this Agreement is terminated pursuant to Article Nine hereof, none of CBIZ, Seller or any of their Affiliates (including any director, officer, employee, representative, agent, attorney or other person acting for or on behalf of CBIZ, Seller or any such Affiliate) shall, and CBIZ and Seller shall not take any action intended to cause the Company or any Company Subsidiary to, encourage, assist, solicit, invite, initiate or participate in discussions or negotiations with any Person, or provide any information to any Person (other than to Purchaser or to governmental authorities as contemplated herein) with respect to any transaction directly or indirectly involving any disposition of all or any portion of the Shares or any portion of the assets of the Company or any Company Subsidiary, including, without limitation, any transaction concerning the acquisition of any equity interest in the Company or any Company Subsidiary or concerning any merger, consolidation, liquidation, dissolution or like transaction involving the Company Subsidiary. Notwithstanding the foregoing, in the event that the directors of Seller and CBIZ determine that they are required by their fiduciary duties to consider any such proposal from another party, Seller and CBIZ may consider such proposal. In the event that the directors of Seller and CBIZ further determine that they are required by their fiduciary duties to cause Seller and CBIZ to enter into a transaction with a party other than Purchaser for a sale of the Shares or substantially all of the assets of the Company or for a sale of the common shares or substantially all of the assets of any Company Subsidiary, Seller and CBIZ may terminate this Agreement; provided, however, that concurrently with such termination, CBIZ and Seller shall pay to Purchaser a break-up fee of Two Million Dollars ($2,000,000.00).

SECTION 5.4. SETTLEMENT OF INTERCOMPANY ACCOUNTS. All intercompany accounts between the Company and/or any Company Subsidiary, on the one hand, and Seller, CBIZ or any of their other Affiliates, on the other, shall be finally settled, compromised or paid in full on or prior to the Closing Date, unless such relationship will continue after the Closing.

SECTION 5.5. NO DIVIDENDS OR DISTRIBUTIONS. Between and including the date of this Agreement and the Closing Date, neither the Company nor any Company Subsidiary shall pay a dividend or make a distribution to or for the benefit of Seller, CBIZ or any Affiliate thereof, except as may be necessary to effect the transfer contemplated by Section 5.7 of this Agreement. CBIZ and Seller shall cause all revenues of the Company and the Company Subsidiaries which are not needed for the operation of the business of the Company and the Company Subsidiaries to be used to increase the loss reserves of the Company and the Company Subsidiaries, except as otherwise expressly agreed to by Purchaser.

SECTION 5.6. EXPENSES. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement. Neither the Company nor any Company Subsidiary shall bear any expenses incident to the transactions contemplated hereby, it being understood and agreed that all such expenses of either of them shall be borne by Seller.

SECTION 5.7. ST. JAMES TRANSFER. Prior to the Closing, CBIZ and Seller shall cause Evergreen to transfer its ownership interest in St. James General Agency, Inc., a Texas corporation, to Seller or Seller's designee.

SECTION 5.8. PUBLIC ANNOUNCEMENTS. Unless otherwise permitted by this Agreement, Purchaser, on the one hand, and Seller and CBIZ, on the other, shall consult with each other before issuing any press release regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release without the prior approval of the other (which approval shall not be unreasonably withheld) except as may be required by law, by obligations pursuant to any listing agreement with any securities exchange, or as may be requested by an insurance regulator or A.M. Best.

SECTION 5.9. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Purchaser, Seller and CBIZ will maintain in confidence, and will cause their respective directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of any other party any written, oral, or other information obtained in confidence from any party in connection with this Agreement or the transactions contemplated thereby, unless (A) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party; (B) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby; or (C) the furnishing or use of such information is required by legal proceedings. In the event that the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

SECTION 5.10. EMPLOYEE STAND STILL BONUSES. Purchaser shall be solely responsible for, and shall pay on or promptly after the Closing Date, any and all amounts which CBIZ, Seller or any Affiliate of CBIZ and Seller (including the Company and the Company Subsidiaries) have agreed to pay to any employee of the Company or any Company Subsidiary in order to induce such employee to continue his or her employment until or through the Closing Date (the "Stand Still Bonuses"). In addition, with respect to any employee who would be entitled to a Stand Still Bonus but whose employment is terminated by Seller for Purchaser's benefit prior to Closing, the Purchase Price shall be increased by the amount of any severance benefits paid or payable by Seller to such employee.

SECTION 5.11. HSR FILING. Within five (5) business days after the date of this Agreement, Purchaser will provide to Seller and CBIZ an officer's certificate, executed by the President or Secretary of Purchaser, which sets forth in reasonable detail (A) the stock ownership of Purchaser; (B) the prospective stock ownership of NEWCO; (C) the revenues of Purchaser and NEWCO; and (D) any other factual information reasonably requested by Seller and CBIZ in order to permit Seller and CBIZ to determine whether the transactions contemplated by this Agreement require Seller and CBIZ to file any notice or other document pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (an "HSR Filing"). Within five (5) business days after the date of this Agreement, Purchaser shall also provide to Seller and CBIZ, in the form of a memorandum or letter prepared by Purchaser's counsel, Purchaser's counsel's analysis regarding the need for the parties to make an HSR Filing in connection with the transactions contemplated by this Agreement. In the event that Seller and CBIZ determine in good faith that an HSR Filing is required in connection with the transactions contemplated by this Agreement, then they shall set forth in a written notice delivered to Purchaser the basis for that determination within fifteen (15) days after the date of this Agreement. Upon such notice, Purchaser, Seller and CBIZ shall cooperate in good faith either (A) to reach the mutually acceptable conclusion that no HSR Filing is required or (B) to make an HSR Filing.

                                   ARTICLE VI
                                   TAX MATTERS

SECTION 6.1. PAYMENTS IN RESPECT OF TAXES AND TAX RETURNS FOR STUB PERIOD PRIOR TO AND INCLUDING THE CLOSING DATE.

         (A) Purchaser acknowledges that CBIZ has included the Company and the Company Subsidiaries as members of its affiliated group in its consolidated federal income Tax Return for the calendar years 1997 though 1999 and will include the Company in its consolidated federal income Tax Return for the portion of 2000 which is prior to and including the Closing Date. The Company and each Company Subsidiary files its own state and local tax returns.

         (B) Any Tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by Seller, CBIZ, or any affiliate of CBIZ and the Company shall be terminated as to the Company as of the Closing Date, and no payments which are owed by or to the Company pursuant thereto shall be made thereunder; provided, however, that immediately prior to such termination, any intercompany accounts shall be paid and settled effective as of the Closing Date.

         (C) All Taxes attributable to Company and each Company Subsidiary for the Tax period ending on or prior to the Closing Date shall be accrued and paid by Seller and CBIZ. Seller and CBIZ shall be liable for and shall pay all transfer taxes arising from the sale of the Shares. Whenever it is necessary to determine the liability for Taxes of the Company or any Company Subsidiary for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company or such Company Subsidiary for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company or such Company Subsidiary had a taxable year or period which ended at the close of the Closing Date, except the exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. CBIZ and Seller agree, with respect to Tax attributes of the Company and any Company Subsidiary, not to take any actions inconsistent with the Company's or such Company Subsidiary's Tax accounting methods applied on a consistent basis which have the effect of accelerating a deduction otherwise attributable to the period on or after the Closing Date to the period before such date or the effect of deferring a Tax liability otherwise attributable to the period before or on the Closing Date to the period after such date.

         (D) CBIZ and Seller shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company and each Company Subsidiary for taxable years or periods ending on or before the Closing Date; provided, however, that (1) any such Tax Return relating to a taxable year or period that begins before and ends after the Closing Date shall be prepared in accordance with the Company's or the Company Subsidiary's past practices applied on a consistent basis; (2) Purchaser shall have a reasonable opportunity to review and comment upon each such Tax Return; and (3) CBIZ and Seller shall make, or cause to be made, such revisions to such Tax Returns as are reasonably requested by Purchaser. Purchaser shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company and each Company Subsidiary for taxable years or periods ending after the Closing Date; provided, however, that
                  (1) any such Tax Return relating to a taxable year or period that begins before and ends after the Closing Date shall be prepared in accordance with the Company's or the Company Subsidiary's past practices applied on a consistent basis; (2) CBIZ and Seller shall have a reasonable opportunity to review and comment upon each such Tax Return; and (3) Purchaser shall make, or cause to be made, such revisions to such Tax Returns as are reasonably requested by CBIZ or Seller. CBIZ and Seller shall pay Purchaser the Taxes for which CBIZ and Seller are liable pursuant to Section 6.1(C) but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence within ten (10) days prior to the date for the filing of such Tax Returns. Purchaser shall pay to CBIZ and Seller within ten (10) days after receipt by Purchaser any refund or credit of Taxes for which CBIZ and Seller are liable, which refund or credit is received by Purchaser with respect to Tax Returns to be filed by Purchaser pursuant to this Section 6.1(D).

SECTION 6.2. MUTUAL COOPERATION. Purchaser, on the one hand, and Seller and CBIZ, on the other, shall provide each other with such assistance as may reasonably be requested by either of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns (or portions thereof) and supporting work schedules. The party requesting such assistance hereunder shall reimburse the other for out-of-pocket expenses (but not including any salary or other compensation, or any other overhead or administrative expenses) actually and reasonably incurred by the other in providing such assistance.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

SECTION 7.1. GENERAL CONDITIONS. The obligations of each party to consummate the Closing shall be subject to the satisfaction, at or before the Closing, of the following terms and conditions:

         (A) All of Purchaser's Regulatory Filings (1) in the case of approvals, shall have been obtained, without material or substantial qualification or condition, and shall not have been rescinded in any respect, and shall remain in full force and effect through the Closing Date; and (2) in the case of notices or other filings, shall have been made and accepted, and all waiting periods prescribed by applicable law shall have expired or terminated in accordance with applicable law;

         (B) None of Purchaser, Seller, CBIZ, the Company or any Company Subsidiary shall be subject to any order, decree or injunction of a court, agency or other governmental authority of competent jurisdiction which enjoins or prohibits the consummation of the Closing; and

         (C) There shall be no action, suit or other proceeding in progress, pending or threatened by any Person, which questions or seeks to enjoin or prohibit the consummation of the Closing.

SECTION 7.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

         (A) CBIZ and Seller shall have performed in all material respects all covenants and obligations contained herein to be performed by them at or prior to the Closing, and Purchaser shall have received certificates executed by the respective Presidents of CBIZ and Seller to that effect;

         (B) The representations and warranties of CBIZ and Seller contained herein shall be true and accurate in all material respects on and as of the Closing Date as if made on such date, except as contemplated or permitted by this Agreement, and Purchaser shall have received certificates executed by the respective Presidents of CBIZ and Seller to that effect;

         (C)      Purchaser shall have received the following:

                  (1) a copy of the resolutions of the Board of Directors of CBIZ, and of the Board of Directors of Seller, each certified as of the Closing Date by their respective Secretaries, authorizing and approving the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (2) a copy of the resolutions of Seller, in its capacity as sole shareholder of the Company, certified as of the Closing Date by its Secretary, authorizing and approving the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby;

         (D) Seller shall have delivered to Purchaser, upon receipt of the Purchase Price, the certificate(s) evidencing ownership of the Shares by Seller, endorsed in blank or accompanied by separate stock power(s) duly executed in blank.

SECTION 7.3. CONDITIONS TO OBLIGATIONS OF CBIZ AND SELLER. The obligations of CBIZ and Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

         (A) Purchaser shall have performed in all material respects all covenants and obligations contained herein to be performed by Purchaser at or prior to the Closing, and Seller shall have received a certificate executed by the President of Purchaser to that effect;

         (B) The representations and warranties of Purchaser contained herein shall be true and accurate in all material respects on and as of the Closing Date as if made on such date, except as contemplated or permitted by this Agreement, and CBIZ and Seller shall have received a certificate executed by the President of Purchaser to that effect;

         (C)      Seller and CBIZ shall have received the following:

                  (1) a copy of the resolutions of the Board of Directors of Purchaser, certified as of the Closing Date by Purchaser's Secretary, authorizing and approving the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (2)      the timely and complete payment of the Purchase
                           Price.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (A) The term "Claim Notice" shall mean the written notification by an Indemnified Party to an Indemnifying Party pursuant to
                  Section 8.4 hereof, which notification shall include a copy of all papers served, if any;

         (B) The term "Compromise Notice" shall mean a written notice given by each party to an Indemnifiable Claim stating that such party desires to accept a proposed compromise or settlement with respect to such Indemnifiable Claim;

         (C) The term "Damages" shall mean all losses, damages, obligations, liabilities, judgments and settlements, including, without limitation, costs (including court costs and costs of any third party arbitrator) and Expenses, as well as any resulting fines, penalties, assessments or Taxes;

         (D) The term "Expenses" shall mean all out-of-pocket expenses reasonably incurred under the circumstances or for the purposes in question or to enforce rights or obligations hereunder, including, without limitation, costs of investigation, court costs, costs of arbitration or mediation and reasonable attorneys', accountants' and expert witnesses' fees and out-of-pocket expenses;

         (E) The term "Indemnifiable Claim" shall mean a claim for which an Indemnified Party is making a claim under this Article VIII for Indemnifiable Losses;

         (F) The term "Indemnifiable Losses" shall mean any and all Damages for which an Indemnified Person is entitled to indemnification;

         (G) The term "Indemnified Party" shall mean any Person entitled to receive indemnification under this Agreement;

         (H) The term "Indemnifying Party" shall mean any Person required to provide indemnification under this Agreement;

         (I) The term "Settlement Sum" shall mean the sum of: (1) the amount of a proposed compromise or settlement of an Indemnifiable Claim agreed to by all parties to such Indemnifiable Claim (other than the Indemnified Party); and
                  (2) the amount of all other Indemnified Losses to which the Indemnified Party is entitled with respect to such Indemnifiable Claims outstanding at the expiration of the thirty day calendar period beginning on the date on which the last Compromise Notice relating to such indemnified claim has been received by the Indemnified Party;

         (J) The term "Third Party Claim" shall mean a claim or demand asserted against or sought to be collected from an Indemnified Party by a Person other than CBIZ, Seller, the Company, Purchaser or any Affiliates of Seller or Purchaser.

SECTION 8.2.      TAX INDEMNIFICATION.

         (A) Seller and CBIZ shall be jointly and severally liable for, shall pay, and shall defend, indemnify and hold Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) harmless from and against any and all Taxes due from the Company or any Company Subsidiary for any taxable period (or portion thereof) ending on or before the Closing Date, together with all Expenses related thereto; provided, however, that Seller and CBIZ shall not be liable for such Expenses or to indemnify Purchaser or its Affiliates on account thereof to the extent Section 8.2(E) expressly states that an action by Purchaser shall be at its Expense. Seller and CBIZ shall be entitled to all refunds of Taxes payable with respect to the Company or any Company Subsidiary for taxable periods (or portions thereof) ending on or before the Closing Date.

         (B) Purchaser shall be liable for, shall pay, and shall defend, indemnify and hold CBIZ, Seller and their Affiliates (and their respective officers, directors, employees, agents and representatives) harmless from and against any and all Taxes due from the Company or any Company Subsidiary for any taxable period (or portion thereof) beginning after the Closing Date, together with all Expenses related thereto; provided, however, that Purchaser shall not be liable for such Expenses to the extent Section 8.2(E) expressly states that any action by CBIZ or Seller shall be at its Expense. Purchaser shall be entitled to all refunds of Taxes payable with respect to the Company or any Company Subsidiary for such taxable periods (or portions thereof).

         (C) The Indemnified Party shall notify the Indemnifying Party promptly of the commencement of any claim, action, suit or proceeding or other proposed charge or adjustment by any taxing authority concerning Taxes or other Damages for which the Indemnifying Party is liable pursuant to Section 8.2(A) or 8.2(B) hereof ("Tax Claim").

         (D) The Indemnified Party shall furnish the Indemnifying Party in a timely manner with copies of all correspondence (including, without limitation, notices, requests, explanations, determinations, schedules, charts and lists) received from any taxing authority in connection with any Tax Claim for which the Indemnified Party is seeking indemnification hereunder.

         (E) At its option (following reasonable notice and consultation with the Indemnified Party), the Indemnifying Party may, at its Expense, contest any Tax Claim in any legally permissible manner until such time as any payment for Taxes or such other Damages with respect to such Tax Claim is due or, upon the Indemnifying Party's payment of such Taxes and other Damages, may sue for a refund thereof where permitted by applicable law. Except as provided in the last sentence of this subsection, the Indemnifying Party shall control all actions, suits and proceedings taken in connection with any such contest or refund suit, and may pursue or forego any and all administrative appeals, actions, suits and proceedings and conferences with the taxing authority in respect to such Tax Claim. Notwithstanding the foregoing, if such contest or refund suit has or would reasonably be expected to have a material adverse effect on the Indemnified Party or on the liability of the Indemnified Party for Taxes, if the Indemnified Party is Purchaser or an Affiliate thereof, with respect to any period (or portion thereof) ending after the Closing Date, and, if the Indemnified Party is CBIZ or Seller, with respect to any period (or portion thereof) ending on or prior to the Closing Date, then the Indemnified Party may, at its Expense, participate in any such contest or refund suit and no party shall compromise or settle such contest or refund suit without the consent of the other parties, which consent shall not be unreasonably withheld.

SECTION 8.3. GENERAL INDEMNIFICATION. The indemnification required under any subsection of this Section 8.3 is in addition to the indemnification required under any other subsection of this Section 8.3 and to any rights to indemnification elsewhere provided for in this Agreement.

         (A) CBIZ and Seller jointly and severally hereby agree to indemnify, defend and hold Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) harmless from and against and in respect of, and shall on demand pay or reimburse Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) for any and all Damages, whether or not involving a Third Party Claim:

                  (1) based upon or arising out of the breach of any representation or warranty or the non-performance, partial or total, of any covenant or agreement of CBIZ or Seller contained in this Agreement;

                  (2)      based upon or arising out of:

                           (a) the items of litigation (and the facts underlying such litigation) which are identified with an asteric (*) on SCHEDULE 4.9; and

                           (b)      any matter identified on SCHEDULE 8.3.

         (B) Purchaser hereby agrees to indemnify, defend and hold CBIZ, Seller and their Affiliates (and their respective officers, directors, employees, agents and representatives of each) harmless from and against and in respect of, and shall on demand pay or reimburse CBIZ, Seller and their Affiliates (and their respective officers, directors, employees, agents and other representatives) for any and all Damages whether or not involving a Third Party Claim, based upon or arising out of the breach of any representation or warranty (without giving effect to any Knowledge qualifier therein) or the non-performance, partial or total, of any covenant or agreement of Purchaser contained in this Agreement.

SECTION 8.4. METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 8.3 shall be asserted and resolved as follows:

         (A) In the event any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party under Section 8.3 hereof is a Third Party Claim, the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party; provided, however, that except as set forth in Section 8.4(D) hereof, no Claim Notice will be required with respect to any action, suit or proceeding that is in existence and of which the Indemnifying Party has Knowledge on the Closing Date. If the Indemnified Party fails to provide the Indemnifying Party with the Claim Notice required by the preceding sentence at least ten (10) calendar days before the date on which the Indemnifying Party's ability to defend against the Third Party Claim is materially prejudiced by the Indemnified Party's failure to provide such Claim Notice, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such portion of the Third Party Claim as to which the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party, except where the Indemnified Party itself did not receive the Claim Notice in time to meet the ten (10) day prior notice requirement.

         (B) Upon receipt of a Claim Notice, the Indemnifying Party shall notify the Indemnified Party with reasonable promptness, but in all events within fifteen (15) calendar days after receipt thereof ("Notice Period"), of whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such Third Party Claim and whether the Indemnifying Party desires, at the sole cost and Expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         (C) If the Indemnifying Party notifies the Indemnified Party within the Notice Period or at any time thereafter that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article VIII, then the Indemnifying Party shall have the right to defend, at its sole cost and Expense, such Third Party Claim by all appropriate actions, suits and proceedings. Such actions, suits and proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed). From the date of such notice, the Indemnifying Party shall have full control of such defense and actions, suits and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at any time prior to its receipt of such notice from the Indemnifying Party, file any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 8.4(D) hereof, if an Indemnified Party takes any such action that is materially prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and Expense of the Indemnifying Party (except that the Indemnifying Party shall not be responsible for any attorneys fees of the Indemnified Party unless the retention of such attorneys is requested by the Indemnifying Party), to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Subsection (C), and except as provided in the preceding sentence, the Indemnified Party shall bear its own Expenses with respect to such participation.

         (D) If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article VIII, or if the Indemnifying Party gives such notice but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole Expense of the Indemnifying Party, the Third Party Claim by all appropriate actions, suits and proceedings. Such actions, suits and proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall have full control of such defense and actions, suits and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole Expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the

                  Indemnified Party pursuant to this Section 8.4(D), and the Indemnifying Party shall bear its own Expenses with respect to such participation.

         (E) Notwithstanding the foregoing provisions of this Section 8.4, if the Indemnifying Party has notified the Indemnified Party within the Notice Period that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by a final, non-appealable order, ruling, judgment or decree of a court of competent jurisdiction, the Indemnifying Party shall not be required to provide any indemnification hereunder and shall not be required to bear any Expenses of the Indemnified Party's defense pursuant to Section 8.4(D) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all Expenses incurred by the Indemnifying Party in connection with such claim.

         (F) In the event any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall notify the Indemnifying Party with reasonable promptness of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim (the "Indemnity Notice"). If, within sixty (60) days after the date of the Indemnity Notice, the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party disputes the claim, the amount of such claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party timely disputes such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to attempt to negotiate a resolution of such dispute, and if not resolved through negotiations, either party may pursue whatever remedies it may have under applicable law.

         (G) An Indemnified Party shall not compromise or settle a claim for which an Indemnified Party is making an Indemnifiable Claim under this Section 8.4 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not compromise or settle an Indemnifiable Claim without the prior written consent of the Indemnified Party, but in the event: (1) a firm offer is made to compromise or settle an Indemnifiable Claim in a manner that will not subject the Indemnified Party to liability and will not otherwise adversely affect the rights of the Indemnified Party, and (2) all parties to the Indemnifiable Claim (other than the Indemnified Party) deliver a Compromise Notice to the Indemnified Party, but (3) the Indemnified Party does not elect (within thirty (30) calendar days after its receipt of the last Compromise Notice from the other parties to the Indemnifiable Claim) to accept or agree to such compromise or settlement, then the indemnity obligation of the Indemnifying Party arising from or relating to the Indemnifiable Claim shall be limited to the Settlement Sum, and thereafter the Indemnified Party shall either pay directly or reimburse the Indemnifying Party promptly following the final, non-appealable conclusion of the action, suit or proceeding with respect to the Indemnifiable Claim for the amount by which the liability and Expenses incurred by the Indemnifying Party after the date of the Indemnified Party's election exceeds the Settlement Sum.

SECTION 8.5. SUBROGATION. An Indemnifying Party shall be subrogated to any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder, other than a claim in respect of Taxes.

SECTION 8.6. TAX TREATMENT OF PAYMENTS. All payments made pursuant to this
Article VIII shall be treated for tax purposes as adjustments to the Purchase Price.

SECTION 8.7.      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

         (A) Notwithstanding any provision to the contrary contained in this Agreement, CBIZ and Seller shall have no obligation to indemnify Purchaser and its Affiliates (and their respective officers, directors, employees agents and representatives) from and against any Damages resulting from, arising out of or caused by the breach of any representation, warranty or covenant of CBIZ or Seller under this Agreement until the total of all Damages with respect to such matters exceeds Three Hundred Thousand Dollars ($300,000.00), and then only for the amount by which such Damages exceed Three Hundred Thousand Dollars ($300,000.00); provided that in no event shall CBIZ and Seller be obligated to pay under this Article VIII, in the aggregate, an amount greater than an amount equal to the Purchase Price.

         (B) Notwithstanding any provision to the contrary contained in this Agreement, Purchaser shall have no obligation to indemnify CBIZ and Seller and their Affiliates (and their respective officers, directors, employees agents and representatives) from and against any Damages resulting from, arising out of or caused by the breach of any representation, warranty or covenant of Purchaser under this Agreement until the total of all Damages with respect to such matters exceeds Three Hundred Thousand Dollars ($300,000.00), and then only for the amount by which such Damages exceed Three Hundred Thousand Dollars ($300,000.00); provided that in no event shall Purchaser be obligated to pay under this Article VIII, in the aggregate, an amount greater than an amount equal to the Purchase Price.

         (C) Notwithstanding any provision to the contrary contained in this Agreement, CBIZ and Seller shall have no obligation to indemnify Purchaser and its Affiliates (and their respective officers, directors, employees agents and representatives) from and against any Damages resulting from, arising out of or caused by the breach of any representation or warranty of CBIZ or Seller under this Agreement if (1) Purchaser has Knowledge of the existence of the breach either prior to the execution of this Agreement or, if the events giving rise to the breach occur between the date of this Agreement and the Closing, prior to the Closing; and (2) neither CBIZ nor Seller has any Knowledge of the existence of the breach or the events giving rise thereto.

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

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1. TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing:

         (A) by mutual consent of Purchaser, on the one hand, and Seller and CBIZ, on the other;

         (B) by either Purchaser, on the one hand, or Seller and CBIZ, on the other, at any time after December 31, 2000, if the Closing shall not have occurred on or prior to such date;

         (C) by either Purchaser, on the one hand, or Seller and CBIZ, on the other, in the event of the material breach by the other party of any representation, warranty or agreement contained herein or in any schedule or document delivered herewith which cannot be or has not been cured within ten (10) days after written notice to the party committing such breach; or

         (D) by either Purchaser, on the one hand, or Seller and CBIZ, on the other, at any time after a governmental authority having jurisdiction over the Company, any Company Subsidiary, CBIZ, Seller or Purchaser has notified any of them that it will not provide regulatory approval to consummate the transactions contemplated by the Agreement or will otherwise intervene to prevent the consummation of such transactions.

Notwithstanding the foregoing, a party in material breach of any provision of the Agreement may not terminate the Agreement pursuant to Section 9.1(B).

SECTION 9.2. EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.8 and 5.9 shall survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of such other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         (A) The term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person or beneficially owns or has the power to vote or direct the vote of ten percent (10%) or more of any class of voting stock (or of any form of voting equity interest in the case of a Person that is not a corporation) of such other Person. For purposes of this definition, "control" shall mean the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. The Company and the Company Subsidiaries shall be deemed to be Affiliates of CBIZ and Seller prior to the Closing and Affiliates of Purchaser at and after the Closing.

         (B)      "Knowledge" of a particular fact or other matter shall,

                  (1) in the case of CBIZ or Seller, be deemed to exist if any individual who is or was a director or officer of CBIZ or Seller at any time since January 1, 2000 (other than Roswell P. Ellis, Joseph E. LoConti, John
                           A. Marazza, Charles Hamm or any other officer or director of the Company or any Company Subsidiary)
                           (i) is actually aware of such fact or other matter; or (ii) could be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter (other than by requesting information from, observing, reviewing files under the sole custody and control of, questioning or otherwise investigating Roswell P. Ellis, Joseph E. LoConti, John A. Marazza, Charles Hamm or any other officer or director of the Company or any Company Subsidiary); and

                  (2) in the case of Purchaser, be deemed to exist if Roswell P. Ellis, Joseph E. LoConti, John A. Marazza, Charles Hamm or any other officer or director of Purchaser, the Company or any Company Subsidiary at any time since January 1, 2000 (i) is actually aware of such fact or other matter; or (ii) could be reasonably expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         (C) The term "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental authority.

SECTION 10.2. FURTHER ASSURANCES. The parties agree, both before and after the
Closing: (A) to furnish upon request to each other such further information; (B) to execute and deliver to each other such other documents; and (C) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

SECTION 10.3. TIME LIMITATIONS. If the Closing occurs, Seller and CBIZ shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date unless Purchaser shall provide notice to Seller and CBIZ pursuant to
Section 8.4 on or before the date which is eighteen (18) months after the Closing Date; provided, however, that Seller's and CBIZ's liability (for indemnification or otherwise) with respect to Taxes (including all matters described in Section 4.6 or Article VI hereof) shall survive until (A) for a Tax which the Company or a Company Subsidiary is primarily liable, the later to occur of (1) the lapse of the statute of limitations for the assessment of such Tax against the Company or a Company Subsidiary or (2) sixty (60) days after the administrative or judicial determination of such Tax; and (B) for a tax for which the Company or a Company Subsidiary is not primarily liable, the later to occur of (1) the lapse of the statute of limitations for the collection of such Tax against the Company or a Company Subsidiary or (2) sixty (60) days after the final administrative or judicial determination of the collectibility of such Tax against the Company or a Company Subsidiary. If the Closing occurs, Purchaser shall have no liability (for indemnification or otherwise) with respect to any representation or warranty or covenant or obligation to be performed and complied with prior to the Closing Date, unless Seller and CBIZ shall provide notice to Purchaser pursuant to Section 8.4 on or before the date which is eighteen (18) months after the Closing Date.

SECTION 10.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (A) on the date given if delivered personally or by cable, telegram, telex or telecopy (confirmation requested) or (B) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (A)      if to Purchaser:

                                    Avalon National Corporation
                                    2400 Corporate Exchange Drive
                                    Suite 290
                                    Columbus, Ohio 43231
                                    Attention: Roswell P. Ellis, President
                                    Telephone:  (614) 895-2000
                                    Telecopier:  (614) 895-2707

                  with a copy to:

                                    Bricker & Eckler LLP
                                    100 South Third Street
                                    Columbus, Ohio 43215
                                    Attention:  Laurie A. Briggs, Esq.
                                    Telephone:  (614) 227-2355
                                    Telecopier:  (614) 227-2390

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

         (B)      if to CBIZ or Seller:

                                    Century Business Services, Inc.
                                    6480 Rockside Woods Boulevard, South
                                    Suite 330
                                    Cleveland, Ohio 44131
                                    Attn:   Jerome P. Grisko, President
                                    Telephone:  (216) 447-9000
                                    Telecopier:  (216) 447-9007

                  with a copy to:

                                    Vorys, Sater, Seymour and Pease LLP
                                    52 East Gay Street
                                    Columbus, Ohio 43215
                                    Attn:   James A. Yano, Esq.
                                    Telephone:  (614) 464-6473
                                    Telecopier:  (614) 719-5046

SECTION 10.5. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended nor shall it be construed to give any Person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

SECTION 10.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither CBIZ, Seller nor Purchaser may assign any of their respective rights and obligations under this Agreement; provided, however, that Purchaser may assign its rights and obligations under this Agreement and all Schedules hereto to any Affiliate of Purchaser at any time prior to or after the Closing Date upon written notice of such assignment to CBIZ and Seller; provided further, that upon such assignment Purchaser shall continue to be subject to its obligations under this Agreement. Except as provided in the immediately preceding sentence, permitted assigns shall mean only those Persons who become assignees by operation of law as a result of a merger or other reorganization. Notwithstanding anything herein to the contrary, CBIZ and Seller acknowledge and agree that Purchaser is contemplating the sale of all or substantially all of Purchaser's assets, and/or the sale of the stock of Purchaser's wholly owned subsidiary, Century Workers Compensation Agency, Inc., to an as-yet-to-be-formed corporation ("NEWCO"), and, concurrently with such sale, intends to assign all of its rights and obligations under this Agreement to NEWCO. CBIZ and Seller further agree that, upon the effective time of the contemplated assignment of this Agreement to NEWCO, (A) Avalon National Corporation shall be released from all of its obligations under this Agreement and (B) NEWCO, as assignee, shall thereafter become the Purchaser for all purposes under this Agreement.

SECTION 10.7. ENTIRE AGREEMENT. This Agreement (together with all Schedules hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, both written and oral, and supersedes all prior agreements related to such subject matter.

SECTION 10.8. AMENDMENT. This Agreement may be amended, supplemented or changed only by a written instrument making specific reference to this Agreement and signed by the all of the parties hereto.

SECTION 10.9. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege. To the maximum extent permitted by applicable law: (A) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(B) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (C) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Schedules hereto.

SECTION 10.10. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 10.11. ARTICLE AND SECTION HEADINGS, CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

SECTION 10.12. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

SECTION 10.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, taken together, will be deemed to constitute one and the same agreement.

                                   SIGNATURES

         IN WITNESS WHEREOF, Purchaser, CBIZ and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


CENTURY BUSINESS SERVICES, INC.            AVALON NATIONAL CORPORATION


BY: /s/ Jerome P. Grisko, Jr.              BY:  /s/ Roswell P. Ellis
   ----------------------------------         ----------------------------------
ITS: President                             ITS:  President
    ---------------------------------          ---------------------------------



CBSI MANAGEMENT, INC.


BY: /s/ Jerome P. Grisko, Jr.
   ----------------------------------
ITS:  President
    ---------------------------------